Exhibit 99.2
JOINT FILER INFORMATION

Name:	Victory Park Credit Opportunities Master Fund, Ltd.

Address:	c/o Victory Park Capital Advisors, LLC 227 West Monroe Street, Suite 3900 Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker Symbol:	Unigene Laboratories, Inc. [UGNE]

Date of Event Requiring Statement:	1/16/11
VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.
By: /s/ Richard Levy
Name: Richard Levy
Its: Attorney-in-Fact

JOINT FILER INFORMATION

Name:	VPC Fund II, L.P.

Address:	c/o Victory Park Capital Advisors, LLC 227 West Monroe Street, Suite 3900 Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker Symbol:	Unigene Laboratories, Inc. [UGNE]

Date of Event Requiring Statement:	1/16/11
VPC FUND II, L.P.
By: Victory Park GP II, LLC, its general partner
By: Jacob Capital, L.L.C., its sole member and manager
By: /s/ Richard Levy
Name: Richard Levy
Its: Sole Member

JOINT FILER INFORMATION

Name:	Victory Park GP II, LLC

Address:	c/o Victory Park Capital Advisors, LLC 227 West Monroe Street, Suite 3900 Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker Symbol:	Unigene Laboratories, Inc. [UGNE]

Date of Event Requiring Statement:	1/16/11
VICTORY PARK GP II, LLC
By: Jacob Capital, L.L.C., its sole member and manager
By: /s/ Richard Levy
Name: Richard Levy
Its: Sole Member

JOINT FILER INFORMATION

Name:	Jacob Capital, L.L.C.

Address:	c/o Victory Park Capital Advisors, LLC 227 West Monroe Street, Suite 3900 Chicago, Illinois 60606

Designated Filer:	Victory Park Capital Advisors, LLC

Issuer and Ticker Symbol:	Unigene Laboratories, Inc. [UGNE]

Date of Event Requiring Statement:	1/16/11
JACOB CAPITAL, L.L.C.
By: /s/ Richard Levy
Name: Richard Levy
Title: Sole Member